                                                                   EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT
                             --------------------



          THIS EMPLOYMENT AGREEMENT is made effective as of this 1st day of January, 1996, by and between Southern Pacific Funding Corporation, a California corporation ("Employer"), and Robert W. Howard, an individual ("Employee"), with reference to the following facts:

                                R E C I T A L S
                                ---------------

          WHEREAS, Employee is knowledgeable of and skillful in Employer's business, which includes, but is not limited to, originating non-conforming residential mortgage loans (the "Business");

          WHEREAS, Employer believes that Employee will be an integral part of its management and is and will become more knowledgeable of and be in part responsible for developing the Business;

          WHEREAS, Employee possesses extensive management experience and knowledge regarding the Business, including confidential information concerning service marketing plans and strategy, customer needs and peculiarities, and customer lists and detailed information (the "Trade Secrets");

          WHEREAS, Employee has agreed not to compete with Employer or use any confidential and proprietary business information regarding the Business of Employer to the detriment of Employer during the term of this Agreement (and thereafter as is applicable) in order to induce Employer to enter into this Employment Agreement and to perform its obligations hereunder;

          WHEREAS, Employer desires that Employee be employed as President of Employer; and

          WHEREAS, Employee is willing to be employed by Employer as described under the terms and conditions herein stated.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

     1.   Employment, Services, and Duties
          --------------------------------

          Employer hereby employs Employee and Employee hereby accepts such employment full-time (subject to those exceptions, if any, set forth below) as President of Employer, with the powers and duties consistent with such position. Employee agrees to devote his full business time and attention to rendering the services as President of Employer, subject to those exceptions,

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if any, set forth on Exhibit "A" attached hereto. Employee shall render his services to Employer by and subject to the instructions and directions of Employer's Board of Directors, to the extent consistent with his position and assigned duties, to whom Employee shall directly report.

     2.   Term and Termination
          --------------------

          2.1 Unless sooner terminated pursuant to Paragraph 2.2 hereof, Employee's employment shall commence on the date hereof and shall continue for a period of five (5) years unless extended by the mutual agreement of Employer and Employee.

          2.2 Employee's employment shall terminate prior to the expiration of the term upon the happening of any of the following events:

               (a)  Voluntary termination by Employee which is not subject to
Section 2.2(g) herein;

               (b)  Upon the death of Employee;

               (c)  Upon dissolution of the Employer;

               (d)  For cause by the Employer, that is to say only:

                    (i) if Employee is convicted of (or pleads nolo contendere to), or at any time prior to employment by Employer, has been convicted of (or pled nolo contendere to) a crime of dishonesty or breach of trust or a felony leading to incarceration of more than ninety (90) days (including, without limitation, embezzlement or theft from Employer) or the payment of a penalty or fine of $10,000, or more;

                    (ii) upon a determination by Employer that Employee has engaged in material misconduct, negligence or neglect in the performance of his material duties under this Agreement;

                    (iii) if Employee has materially breached any of the material terms of this Agreement or any other material legal obligation to Employer including, without limitation, a breach of trust or fiduciary duty involving Employer or a material violation of material policies or procedures of Employer; or provided, however, that any determination of "cause" as used in this Section 2.2(d) shall be made only in good faith by an affirmative majority vote of the Board of Directors (not counting Employee, if a director) of the Employer;

               (e)  By mutual agreement between Employer and Employee;

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               (f)  Upon the Employee's becoming eligible for disability
benefits under any group long-term disability insurance plan or contract provided by the Employer.

               (g) Without cause by Employer. Employee may elect by notice to Employer to treat the following acts or omissions by Employer as a "termination without cause":

                    (i) Employer's failure to comply with its payment obligations under this Agreement, such failure shall not be corrected within ten
(10) business days after delivery of notice to Employer of the facts on which Employee bases a claim on non-compliance; or

                    (ii) a charge of material breach by Employer under Section 2.2(d) hereof which is determined by final judgment to be made without adequate basis in law or fact; or

                    (iii) any material adverse change in Employee's compensation and benefits, title, position, or duties from those prevailing immediately prior to such change; or

                    (iv) any failure of the shareholders of the Employer to elect Employee to serve as a member of Employer's board of directors at any time following the earliest date on which Employee is elected to service on such board, should Employee desire to serve on Employer's Board.

          2.3 Except as set forth in Sections 4, 5, 6 and 7 herein, in the event that Employee's employment is terminated pursuant to Sections 2.2(a), (d), or (e) herein, neither Employer nor Employee shall have any remaining duties or obligations hereunder, except that Employer shall pay to Employee, or his representatives, on the date of termination of employment ("Termination Date"),

                    (i) all unpaid compensation and benefits earned by Employee for services rendered through the Termination (including, without limitation, wages, salaries, bonuses, and fringe benefits), whether or not such compensation and benefits are expressly provided for in this Agreement;

                    (ii) all compensation and benefits to which Employee is entitled, in his capacity as a former employee, under any and all compensation and benefit programs maintained for former employees of Employer as of the date of termination; and

                    (iii) expense reimbursements due and owing to Employee as of the Termination Date.

          2.4 Except as set forth in Sections 4, 5, 6 and 7 herein, in the event that Employee's employment is terminated pursuant to Sections 2.2(b), (f) or (g) herein, neither Employer nor Employee shall have any remaining duties or obligations hereunder, except that Employer shall pay to Employee, or his representatives, on the Termination Date,

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                    (i)    the present value of all compensation and benefits
(including, without limitation, wages, salaries, bonuses, and fringe benefits, whether or not such compensation and benefits are expressly provided for in this Agreement) to which the Employee would be entitled for the remaining term of the Agreement (determined as of the Termination Date) if his employment continued for such remaining term on the same terms and conditions in effect immediately prior to the Termination Date (or, if earlier, immediately prior to an event described in Section 2.2(g)(i), payable in a lump sum computed using an interest rate equal to the applicable federal mid-term rate in effect under section 1274 of the Internal Revenue Code as of the Termination Date; provided, however, that
                                                         ------------------
if such compensation would include any discretionary bonus or incentive compensation, it shall be assumed that Employee would have continued to receive bonuses and incentive compensation for the remaining term of the Agreement at the same annual rate as the last previous payments; and

                    (ii) all compensation and benefits to which Employee is entitled, in his capacity as a former employee, under any and all compensation and benefit programs maintained for former employees of Employee as of the date of termination; and

                    (iii) expense reimbursements due and owing to Employee as of the Termination Date.

                    The parties stipulate that the damages which Employee may suffer on account of Employer's breach of this Agreement may not be accurately measured as of the date of this Agreement, that the payments and benefits provided in this Section 2.4 as liquidated damages constitute a reasonable estimate of damages under the circumstance and that, accordingly, such payments and benefits shall be provided without proof by Employee of actual damages sustained and without any requirement on Employee's part to mitigate damages, whether by seeking alternate employment or otherwise.

          2.6  This Agreement shall not be terminated by any:

               (a) Merger, whether the Employer is or is not the surviving corporation; or

               (b) Transfer of all or substantially all of the assets of the Employer.

                In the event of any such merger, transfer of assets, dissolution, liquidation, or consolidation, the surviving corporation or transferee, as the case may be, shall be bound by and shall have the benefits of this Agreement, and the Employer shall take all action to ensure that such corporation or transferee is bound by the provisions of this Agreement.

     3.   Compensation
          ------------

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          3.1  As the total consideration for the services which Employee agrees to render hereunder, Employee is entitled to the following:

               (a) A salary of Two Hundred and Fifty Thousand Dollars ($250,000) per year ("Salary"), payable in equal installments twice monthly on those days when Employer normally pays its employees. The Salary portion of Employee's compensation shall (i) be subject to an annual review and upward adjustment or no adjustment in the sole discretion of Employer, and (ii) be adjusted upward by at least the minimum increase, if any, in the cost of living in an amount obtained by multiplying the referenced salary (as adjusted, if applicable) by the percentage by which the level of the Consumer Price Index in the Los Angeles Metropolitan Area, as provided for the last day of such annual period by the Bureau of Labor Statistics of the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, Urban Wage Earners and Clerical Workers, Los Angeles -Long Beach - Anaheim Metropolitan Area, All Items (1967=100) has increased over its level as of the later of: (A) the date hereof; or (B) the date of the previous automatic adjustment pursuant to this Section 3.1(a);

               (b) Those bonuses as set forth on Exhibit "B," said bonuses, if any, to be paid to Employee as set forth on said Exhibit;

               (c) Reimbursement for reasonable and necessary business and entertainment expenses incurred by him in connection with the performance of his duties hereunder. In the event that any Federal, state or local government agency or authority determines to disallow any such expenses which are reimbursed to Employee, Employee agrees not to submit such disallowed expenses for reimbursement after such determination.

               (d) Employee shall be entitled to four (4) weeks vacation time each year without loss of compensation. Employee may be absent from his employment only at such times as Employer shall determine from time to time. Employee's vacation shall be under Employer's usual policies applicable to all employees, including, but not limited, to the limitation of vacation time that can be carried forward to future periods;

               (e) Employer agrees to provide Employee with insurance coverages and other benefits available to all similarly employees of Employer under its group plans;

               (f) Such other benefits as the Board of Directors of Employer, in its sole discretion, may from time to time provide.

          3.2 Employer shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or

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hereafter enacted or required as a charge on the compensation of Employee.

     4.   Non-Competition
          ---------------

          (a)  During Employee's employment hereunder and for a period of one
(1) year from the date of the termination of Employee's employment, if
                                                                    --
Employee's employment is terminated pursuant to Section 2.2(a) hereof, Employee shall not, directly or indirectly, engage or participate in, prepare or set up, assist or have any interest in any person, partnership, corporation, firm, association, or other business organization, entity or enterprise (whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise) that engages in any activity in those geographic areas where Employer conducts the Business, which activity is the same as, similar to, or competitive with any activity now engaged in by Employer or in any way relating to the Business currently conducted by Employer.

          (b) Nothing contained in this Agreement shall be deemed to preclude Employee from purchasing or owning, directly or beneficially, as a passive investment, less than ten percent (10%) of any class of securities (whether or not publicly traded) of any business entity if he does not actively participate in or control, directly or indirectly, any investment or other decisions with respect to such corporation.

     5.   Confidentiality
          ---------------

          Employee shall keep all Trade Secrets confidential; use Trade Secrets only in the course of his duties hereunder; maintain in trust, as Employer's property, all documents concerning Employer's Business, including his own work papers of any kind including telephone directories and notes, and any and all copies thereof in his possession or under his control; and transfer to Employer all documents that belong to Employer and any and all copies that are in his possession or under his control when his Employment terminates, or at any other time upon request by Employer. Notwithstanding anything contained herein to the contrary, this Section 5 shall not apply to any Trade Secrets or documents which, through no fault of Employee, are in the public domain or are available or ascertainable from public or trade sources.

     6.   Injunctive Relief
          -----------------

          Employee hereby acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of Sections 4 and 5, herein and, accordingly, that Employer shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such Sections without the necessity of proving actual damages therewith. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and

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recover damages or enforce any other of its legal and/or equitable rights or defenses.

     7.   Copies of Agreement
          -------------------

          Employee authorizes Employer in the event of a breach of this Agreement by Employee to send a copy of this Agreement to any and all future employers which he may have, and to any and all persons, firms, and corporations, with whom he may become affiliated in a business or commercial enterprise, and to inform any and all such employers, persons, firms or corporations that Employer intends to exercise its legal rights should Employee breach the terms of this Agreement or should another party induce a breach on Employee's part.

     8.   Severable Provisions
          --------------------

          The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

     9.   Reference Provision
          ------------------

          (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to the other that a controversy, dispute or claim exists), will be settled by binding arbitration in Los Angeles, California in accordance with the provisions of the American Arbitration Association, which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim, and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). Any decision rendered by the arbitrator and such arbitration will be final, binding and conclusive and judgment shall be entered pursuant to CCP
Section 644 in any court in the State of California having jurisdiction.

          (b) Except as expressly set forth in this Agreement, the arbitrator shall determine the manner in which the proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the proceeding. All proceedings and hearings conducted before the arbitrator, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the arbitrator. The party making such a request shall have the obligation to arrange for any pay for the court reporter. The costs of the court reporter shall be borne equally by the parties.

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          (c) The arbitrator shall be required to be determine in all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the state of California will be applicable to the reference proceeding. The arbitrator shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The arbitrator shall issue a single judgement at the close of the proceeding which shall dispose of all of the claims of the parties that are the subject of the proceeding. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgement entered by the arbitrator. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a proceeding governed under this provision.

     10.  Binding Agreement
          -----------------

          This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns.

     11.  Captions
          --------

          The Section captions are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

     12.  Entire Agreement
          ----------------

          This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, with Employer. Any such prior agreements are hereby terminated and of no further effect and Employee by the execution hereof agrees that any compensation provided for under any such prior agreement(s) is specifically superseded and replaced by the provision of this Agreement. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of Employer. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

     13.  Governing Law
          -------------

          This Agreement shall be governed and construed in accordance with the laws of the State of California.

     14.  Notice
          ------

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          All notices and other communications under this Agreement shall be in writing (including, without limitation, telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, faxed, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

          If to Employer:

          Southern Pacific Funding Corporation
          One Centerpoint Drive, Suite 500
          Lake Oswego, Oregon 97035
          Telephone:  (503) 684-4700
          Facsimile:  (503) 684-1495
          Attention:  Barney A. Guy
          Executive Vice President

          with copies to:

          Freshman, Marantz, Orlanski, Cooper & Klein
          9100 Wilshire Boulevard
          Eighth Floor-East Tower
          Beverly Hills, CA  90212
          Telephone: (310) 273-1870
          Facsimile  (310) 274-8293
          Attention: Thomas J. Poletti, Esq.

          Imperial Credit Industries, Inc.
          23550 Hawthorne Boulevard
          Building I, Suite 100
          Torrance, California 90505
          Telephone: (310) 373-1704
          Facsimile: (310) 373-9955
          Attention: H. Wayne Snavely,
          Chairman of the Board

          If to Employee:

          Robert W. Howard
          c/o Southern Pacific Funding Corporation
          One Centerpoint Drive, Suite 500
          Lake Oswego, Oregon 97035
          Telephone:  (503) 684-4700
          Facsimile:  (503) 684-1495

     15.  Attorney's Fees
          ---------------

          In the event that any party shall bring an action or proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as

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determined by the court or other body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such proceeding.

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          IN WITNESS WHEREOF, this Employment Agreement executed effective as of the day and year first above written.

                                        "EMPLOYER"

                                        SOUTHERN PACIFIC FUNDING CORPORATION
                                        a California corporation



                                        By:___________________________
                                           Name:
                                           Title:



                                        "EMPLOYEE"


                                        ______________________________
                                        Robert W. Howard

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                                   EXHIBIT A
                                   ---------

                       EXCEPTIONS TO FULL-TIME EMPLOYMENT
                       ----------------------------------


                                     None.

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                                   EXHIBIT B
                                   ---------

                                 BONUS SCHEDULE
                                 --------------


Employee:  Robert W. Howard


ITEM 1:   Car Allowance

$1,000.00      Monthly


ITEM 2:   Executive Bonus Compensation

The employee will be paid a quarterly bonus equal to one and one half percent (1 1/2%) of the Company's pre-tax earnings as determined in accordance with generally accepted accounting principles adopted by the Company's Board of Directors and consistently applied, such bonus to be paid not later than the 15th day following the public release of the Employer's quarterly information but in no event later than the 45th day following such quarter.

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